Exhibit 99.2

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF IBIO, INC. (UNAUDITED)

On May 31, 2024, pursuant to that certain Purchase and Sale Agreement, dated as of May 17, 2024 (the “Purchase and Sale Agreement”), by and between iBio CDMO LLC (“iBio CDMO”), a subsidiary of iBio, Inc. (the “Company”), and The Board of Regents of the Texas A&M University System (“The Board of Regents”), iBio CDMO terminated its Ground Lease Agreement with The Board of Regents, dated March 8, 2010, as amended by an Estoppel Certificate and Amendment to Ground Lease Agreement, dated as of December 22, 2015, related to 21.401 acres in Brazos County, Texas (the “Land”) and completed the sale to The Board of Regents of: (i) the buildings, parking areas, improvements, and fixtures situated on the Land (the “Improvements”); (iii) all iBio CDMO’s right, title, and interest in and to furniture, personal property, machinery, apparatus, and equipment owned and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the “Personal Property”); (iii) all iBio CDMO’s rights under the contracts and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property which extend beyond the closing date; and (iv) all iBio CDMO’s rights in intangible assets of any nature relating to any or all of the Land, the Improvements and the Personal Property (the “Intangibles”; and together with the Ground Lease, Improvements and Personal Property, collectively, the “Property”). Furthermore, pursuant to the Purchase and Sale Agreement, iBio CDMO received $8,500,000 from The Board of Regents upon the closing of the sale of Property.

In addition, on May 31, 2024, in accordance with the terms of the Settlement Agreement and Mutual Release (the “Settlement Agreement”) executed on May 17, 2024 among iBio CDMO, the Company and Woodforest National Bank (the “Lender”) in consideration of the payment in full of all Obligations (as such term is defined in the Credit Agreement dated November 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) (a) iBio CDMO paid to Lender (i) $8,500,000, which it received from the sale of the Property pursuant to  the Purchase and Sale Agreement, and (ii) approximately $915,000 from restricted cash which had previously been held by Lender, and (b) the Company issued a pre-funded warrant (“Pre-Funded Warrant”) to purchase 1,560,570 shares of its common stock to Lender. The Pre-Funded Warrant expires upon full exercise thereof and is exercisable at a nominal exercise price equal to $0.0001 per share.

Pursuant to the Settlement Agreement, the Credit Agreement, the Guaranty dated November 1, 2021 and the other Loan Documents (as defined in the Credit Agreement) were terminated and Lender released the Company and iBio CDMO from any and all claims, debts, liabilities or causes of action it may have against them prior to May 31, 2024, and the Company and iBio CDMO released Lender and its related parties from any and all claims, debts, liabilities or causes of action it may have against them prior to May 31, 2024.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated under the Securities Act of 1933, as amended (“Regulation S-X”). The Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2024, reflects the financial position of the Company as if the sale of the Property occurred on March 31, 2024. The Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Net Loss for the nine months ended March 31, 2024, and for the year ended June 30, 2023, present the Company’s results of operations as if the sale of the Property was completed on July 1, 2023 and July 1, 2022, respectively. These Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the accompanying notes to the unaudited pro forma financial statements; the Condensed Consolidated Financial Statements of the Company and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” presented in the Company’s Quarterly Report on Form 10-Q for the nine months ended March 31, 2024, filed with the SEC on May 13, 2024 and the Company’s Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on September 27, 2023.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of what the Company’s actual financial position or operating results would have been had the sale of the Property occurred as of the dates indicated, nor are they indicative of future operating results of the Company. These Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical financial statements of the Company for the periods presented and in the Company’s opinion, all adjustments necessary to reflect the effect of the sale of the Property have been made.

Unaudited Pro Forma Condensed Consolidated Balance Sheet of iBio, Inc and Subsidiaries

As of March 31, 2024

(in thousands, except per share amounts)

		Sale of
	iBio Historical (A)	CDMO Facility		Pro Forma
Assets
Current assets:
Cash	$5,302	$(573)	(B)	$4,729
Restricted cash	914	(914)	(C)	—
Subscription receivable	14,104	—		14,104
Prepaid expenses and other current assets	862	—		862
Current assets held for sale	14,957	(14,957)	(D)	—
Total current assets	36,139	(16,444)		19,695

Restricted cash	215	—		215
Promissory note receivable and accrued interest	1,772	—		1,772
Finance lease right-of-use assets, net of accumulated amortization	407	—		407
Operating lease right-of-use asset	2,472	—		2,472
Fixed assets, net of accumulated depreciation	3,726	—		3,726
Intangible assets, net of accumulated amortization	5,373	—		5,373
Security deposits	50	(24)	(E)	26
Total Assets	$50,154	$(16,468)		$33,686

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,228	$—		$1,228
Accrued expenses	3,998	(1,278)	(F)	2,720
Finance lease obligation - current portion	292	—		292
Operating lease obligation - current portion	424	—		424
Equipment financing - current portion	173	—		173
Term promissory note - current portion	208	—		208
Insurance premium financing payable	340			340
Term note payable - ST - net of deferred financing costs	12,655	(12,655)	(G)	—
Contract liabilities	175			175
Current liabilities related to assets held for sale	1,933	(1,933)	(H)	—
Total Current Liabilities	21,426	(15,866)		5,560

Finance lease obligation - net of current portion	130	—		130
Operating lease obligation - net of current portion	2,801	—		2,801
Equipment financing - net of current portion	110	—		110
Term promissory note - net of current portion	824	—		824
Warrant Liability	—	4,499	(I)	4,499
Total Liabilities	$25,291	$(11,367)		$13,924

Equity
Series 2022 Convertible Preferred Stock - $0.001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2024	$—	$—		$—
Common Stock - $0.001 par value; 275,000,000 shares authorized at March 31, 2024; 8,517,449 shares issued and outstanding as of March 31, 2024	9	—		9
Additional paid-in capital	330,923			330,923
Accumulated deficit	(306,069)	(5,101)	(J)	(311,170)
Total Equity	24,863	(5,101)		19,762
Total Liabilities and Equity	$50,154	$(16,468)		$33,686

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

(A)	Reflect the historical Condensed Consolidated Balance Sheet of the Company at March 31, 2024, as presented in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.
(B)	Cash includes a decrease in the cash amount of approximately $573 representing closing costs of $597 paid in connection with the sale of the Property offset by a $24 deposit returned from a utility company.
(C)	The $914 held at Woodforest Bank in a restricted account was released to Woodforest to offset amounts owed in connection with the term note payable.
(D)	Current assets held for sale represent the fair value of Property and the operating lease right-of-use asset for the land on which the Property is located.
(E)	This represents the return of a deposit from the utility company that services the Property.
(F)	Includes accruals for real estate taxes, payment in kind on Term Note, Term Note amendment fees, interest due on Term Note, land rent and utilities.
(G)	Gross debt related to the mortgage with Woodforest Bank on the Property.
(H)	This amount represents the operating lease liability associated with the right-of-use asset for the land on which the Property is located.
(I)	This amount represents the grant date fair value of the Pre-Funded Warrant issued to Woodforest National Bank for satisfaction of the Term Note deficiency.
(J)	The presentation above assumes a $5,101 loss on the sale of the Property.

iBio, Inc and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Nine Months Ended March 31, 2024

(in thousands, except per share amounts)

		Sale of
	iBio Historical (A)	CDMO Facility		Pro Forma
Revenues	$50	$—		$50

Operating expenses:
Research and development	4,045	—		4,045
General and administrative	9,230	—		9,230
Total operating expenses	13,275	—		13,275

Operating loss	(13,225)	—		(13,225)

Other income (expense):
Interest expense	(112)	—		(112)
Interest income	140	—		140
Gain on sale of intellectual property	1,000	—		1,000
Total other (expense)	1,028	—		1,028
Net loss available to iBio, Inc. stockholders from continuing operations	(12,197)	—		(12,197)
Loss from discontinued operations	(4,932)	4,932	(B)	—
Net loss available to iBio, Inc. stockholders	$(17,129)	$4,932		$(12,197)

Loss per common share attributable to iBio, Inc. stockholders - basic and diluted - continuing operations *	$(5.43)	$—		$(5.43)
Loss per common share attributable to iBio, Inc. stockholders - basic and diluted - discontinued operations *	$(2.19)	$2.19		$—
Loss per common share attributable to iBio, Inc. stockholders - basic and diluted - total *	$(7.62)	$2.19		$(5.43)
Weighted-average common shares outstanding - basic and diluted *	2,247	2,247		2,247

*

On November 27, 2023, the Company’s Board approved the implementation of a reverse stock split at a ratio of one-for-twenty (1:20) shares of the Company’s Common Stock. The 2023 Reverse Split was effective as of November 29, 2023. All share and per share amounts have been retroactively adjusted.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE-MONTHS ENDED MARCH 31, 2024

(in thousands)

(A)	Reflects the historical Condensed Consolidated Statement of Operations for the nine-months ended March 31, 2024.
(B)	Details of the CDMO discontinued operations shown above is as follow:

	CDMO Historical	Sale of CDMO Facility		Pro Forma
Revenues	$—	$—		$—
Cost of goods sold	—	—		—
Gross profit	—	—		—
Operating expenses:
Research and development	—	—		—
General and administrative	916	(916)	(C)	—
Fixed asset impairments	3,100	(3,100)	(D)	—
Gain on sale of fixed assets	(50)	50	(E)	—
Inventory reserve	—	—		—
Total operating expenses	3,966	(3,966)		—

Other income (expenses):
Interest expense - term note payable	(966)	966	(F)	—
Other	—	—		—
Total other income (expenses)	(966)	966		—

Loss from discontinued operations	$(4,932)	$4,932		$—
(C)
(D)	Represents facility and maintenance related expenses for the Property, including employee related expenses, utilities, real estate taxes and depreciation on the building.
(E)	Represents the impairment adjustment recorded in Q2 2024 to write the carrying amount of the Property down to its estimated fair value.
(F)	Represents proceeds from certain equipment sold in preparation of the sale of the Property.
(G)	Represents the interest expense on the mortgage on the CDMO Facility with Woodforest Bank.

iBio, Inc and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Year Ended June 30, 2023

(in thousands, except per share amounts)

		Sale of
	iBio Historical (A)	CDMO Facility		Pro Forma
Revenues	$—	$—		$—

Operating expenses:
Research and development	10,327	—		10,327
General and administrative	19,016	—		19,016
Total operating expenses	29,343	—		29,343

Operating loss	(29,343)	—		(29,343)

Other income (expense):
Interest expense	(83)	—		(83)
Interest income	213	—		213
Loss on sale of debt securities	(98)	—		(98)
Total other income (expense)	32	—		32
Net loss available to iBio, Inc. stockholders from continuing operations	(29,311)	—		(29,311)

Loss from discontinued operations	(35,699)	21,258	(B)	(14,441)

Net loss available to iBio, Inc. stockholders	$(65,010)	$21,258		$(43,752)

Comprehensive loss:
Consolidated net loss	$(65,010)	$21,258		$(43,752)
Other comprehensive income (loss) - unrealized gain (loss) on debt securities	180	—		180
Other comprehensive income - foreign currency adjustment	33	—		33

Comprehensive loss	$(64,797)	$21,258		$(43,539)

Loss per common share attributable to iBio, Inc. stockholders - basic and diluted - continuing operations *	$(47.87)	$—		$(47.87)
Loss per common share attributable to iBio, Inc. stockholders - basic and diluted - discontinued operations *	$(58.31)	$34.72		$(23.59)
Loss per common share attributable to iBio, Inc. stockholders - basic and diluted - total *	$(106.18)	$34.72		$(71.46)
Weighted-average common shares outstanding - basic and diluted *	612	612		612

*

On November 27, 2023, the Company’s Board approved the implementation of a reverse stock split at a ratio of one-for-twenty (1:20) shares of the Company’s Common Stock. The 2023 Reverse Split was effective as of November 29, 2023. All share and per share amounts have been retroactively adjusted.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED JUNE 30, 2023

(in thousands)

(A)	Reflects the historical Condensed Consolidated Statement of Operations for the year ended June 30, 2023.
(B)	Details of the CDMO discontinued operations shown above is as follow:

		Sale of
	CDMO Historical	CDMO Facility		Pro Forma
Revenues	$391	$—		$391
Cost of goods sold	52	—		52
Gross profit	339	—		339
Operating expenses:
Research and development	6,344	—		6,344
General and administrative	6,751	(2,458)	(C)	4,293
Fixed asset impairments	17,900	(17,900)	(D)	—
Gain on sale of fixed assets	(773)	—		(773)
Inventory reserve	4,915	—		4,915
Total operating expenses	35,137	(20,358)		14,779

Other income (expenses):
Interest expense - term note payable	(900)	900	(E)	—
Other	(1)	—		(1)
Total other income (expenses)	(901)	900		(1)

Loss from discontinued operations	$(35,699)	$21,258		$(14,441)
(C)
(D)	Represents facility and maintenance related expenses for the CDMO Facility, including employee related expenses, utilities, real estate taxes and depreciation on the building.
(E)	Represents the impairment adjustments recorded in Fiscal Year 2023 to write the carrying amount of the CDMO Facility down to its estimated fair value.
(F)	Represents the interest expense on the mortgage on the CDMO Facility with Woodforest Bank.